Ohr Pharmaceutical, Inc. 8-K

Exhibit 99.1

Ohr Pharmaceutical, Inc. Announces Merger Agreement with NeuBase Therapeutics, Inc.

Proposed combined company’s peptide-nucleic acid antisense oligonucleotide (PATrOL™) technology platform enables rapid development of therapies delivered systemically for genetic diseases

Initial indications include RNA gene silencing for Huntington’s disease and myotonic dystrophy, with additional future applications in other RNA silencing indications

Ohr Pharmaceutical Reports Fiscal Year 2018 Financial Results

Conference call and webcast to be held today, Jan. 3, at 8:30 a.m. EST

NEW YORK, January 3, 2019 -- Ohr Pharmaceutical, Inc. (“Ohr”) (Nasdaq: OHRP) announced today that it has entered into a definitive merger agreement with NeuBase Therapeutics, Inc. (“NeuBase”), under which the stockholders of NeuBase would become the majority holders of the combined company. The proposed merger will create a public company focused on advancing NeuBase’s peptide-nucleic acid (PNA) antisense oligonucleotide (PATrOL™) technology platform for the development of therapies to address severe and currently untreatable diseases caused by genetic mutations.

Upon closing of the transaction, the combined company will change its name to “NeuBase Therapeutics, Inc.” and propose its trading symbol on the NASDAQ be changed to “NBSE”. The executive team of NeuBase will serve as the executive team of the combined company, led by Dietrich A. Stephan, Ph.D. as Chief Executive Officer.

“We are excited to enter into a definitive merger agreement with NeuBase, a company with a powerful technology and pipeline that has the potential to address multiple unmet medical needs across a range of serious genetic diseases,” said Jason Slakter, M.D., Chief Executive Officer of Ohr Pharmaceutical. “Following a comprehensive review of strategic alternatives, Ohr’s Board of Directors concluded that the proposed transaction with NeuBase is in the best interest of our stockholders. The proposed merger will provide an opportunity to create value as an innovative, science-driven company with a proprietary technology platform utilizing advanced gene silencing techniques. We intend to hold a special meeting of Ohr shareholders in the first half of 2019 to vote on this merger.”

“The proposed merger with Ohr signals the next stage of growth for NeuBase,” added Dr. Dietrich Stephan, Chief Executive Officer of NeuBase Therapeutics. “The company’s new therapeutic modality has the potential to address a wide range of germline and somatic diseases caused by inappropriate expression and change-of-function mutations of genes. Our technology has significant potential advantages over currently available antisense and small molecule approaches to gene silencing, including high selectivity for targets, cell membrane and blood brain barrier permeability, early data indicating no immune response and a low cost of goods. These characteristics are essential for scalability in addressing a wide range of genetic diseases, including cancer. We are initially developing this exciting platform for RNA gene silencing in Huntington’s disease and myotonic dystrophy, with additional future, high value RNA silencing indications.”

NeuBase’s modular PATrOL™ technology platform is being developed to treat a multitude of rare genetic diseases. The systemically-deliverable PATrOL™ therapies have the potential to improve upon current gene silencing treatments by combining the advantages of synthetic small molecule approaches with the precision of antisense technologies. NeuBase’s development is currently focused on severe neurological disorders such as Huntington’s disease and myotonic dystrophy, where blood-brain barrier penetration and broad tissue distribution are critical. In some cases, such as Huntington’s disease, systemic administration may ameliorate both CNS and non-CNS pathology, a benefit that current intrathecally administered therapies cannot achieve.

About the transaction

On a pro forma basis and based upon the number of shares of Ohr common stock to be issued in the merger, current Ohr stockholders will own approximately 20% of the combined company and NeuBase stockholders will own approximately 80% of the combined company, after accounting for the additional NeuBase financing transaction. The actual allocation will be subject to adjustment based on Ohr’s and NeuBase’s cash balance at the time of closing and the amount of the additional financing consummated by NeuBase at or before the closing of the merger. Certain members and affiliates of the board of directors and management of Ohr and Neubase have indicated an intent to invest in the additional NeuBase financing transaction.

The proposed transaction has been approved by the board of directors of both companies. The merger is subject to the approval of Ohr shareholders at a special meeting of shareholders, which is expected to occur in the first half of 2019, along with the satisfaction or waiver of other customary conditions.

This communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

Roth Capital Partners, LLC is acting as financial advisor to Ohr for the transaction and Troutman Sanders LLP is serving as legal counsel to Ohr. Allele Capital Partners, LLC at Tribal Capital Markets, LLC is acting as financial advisor and Paul Hastings LLP is serving as legal counsel to NeuBase.

Additional Information about the Merger and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain a prospectus, joint proxy and information statement. Investors and security holders of the Company and NeuBase are urged to read these materials when they become available because they will contain important information about the Company, NeuBase and the Merger. The joint proxy statement, information statement, prospectus, and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Ohr Pharmaceutical, Inc., 800 Third Avenue, 11th Floor, New York, NY, Attention: Corporate Secretary. Investors and security holders are urged to read the joint proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and its directors and executive officers and NeuBase and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the joint proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2018 and the proxy statement for the Company’s 2018 Annual Meeting of Stockholders. These documents are available free of charge at the SEC web site (www.sec.gov) and from the Company, Attn: Corporate Secretary, at the address described above.

Ohr Pharmaceutical financial results for the fiscal year ended September 30, 2018:

●	For the fiscal year ended September 30, 2018, the Company reported a net loss of approximately $13.2 million, or ($0.23) per share, compared to a net loss of approximately $23.8 million, or ($0.53) per share in the fiscal year ended September 30, 2017.

●	For the fiscal year ended September 30, 2018, total operating expenses were approximately $13.9 million, consisting of $3.6 million in general and administrative expenses, $4.3 million of research and development expenses, $1.1 million in depreciation and amortization, $0.7 million in loss on impairment of goodwill, $5.3 million in loss on impairment of intangible assets, and $1.2 million in gain on settlement of liabilities. This compares to total operating expenses of $23.8 million in the fiscal year ended September 30, 2017, comprised of approximately $5.3 million in general and administrative expenses, $17.4 million in research and development expenses, $1.2 million in depreciation and amortization, and $0.1 million in gain on settlement of liabilities.

●	At September 30, 2018, the Company had cash and cash equivalents of approximately $3.8 million, compared to cash and equivalents of approximately $12.8 million at September 30, 2017.

Conference Call

The Ohr and NeuBase management teams will host a conference call and webcast today at 8:30 a.m. EST. Participants may access the call by dialing:

Domestic: +1-877-451-6152

International: +1-201-389-0879

Conference ID: 13686190

Webcast: http://public.viavid.com/index.php?id=132682

A replay will be available two hours after completion of the call for 90 days through to April 3, 2019:
Replay ID: 13681615

Webcast: http://public.viavid.com/index.php?id=132682

About NeuBase Therapeutics

NeuBase Therapeutics, Inc. is developing its modular peptide-nucleic acid antisense oligonucleotide (PATrOL™) platform to address genetic diseases caused by mutant proteins with a single, cohesive approach. The systemically-deliverable PATrOL therapies have the potential to improve upon current gene silencing treatments by combining the advantages of synthetic approaches with the precision of antisense technologies. NeuBase will use its platform to address repeat expansion disorders, with an initial focus on Huntington’s Disease and Myotonic Dystrophy, as well as other dominant genetic disorders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include, among other things, statements regarding the structure, timing and completion of the proposed merger; the combined company’s listing on Nasdaq upon the closing of the proposed merger; the financial position and cash balance of the combined company; expectations regarding ownership structure of the combined company; the future operations of the combined company and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; that the proposed merger will close and will enable the combined company to participate in the possible success of the combined company’s product candidates; that the product candidates have the potential to address critical unmet needs of patients with serious diseases and conditions; and the executive and board structure of the combined company. These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission (the “SEC”), may cause our actual results to differ from those expressed in forward-looking statements. Ohr and the combined company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on Ohr’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Ohr or the combined company could differ materially from those described in or implied by the statements in this press release, including: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain shareholder approval for the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each of Ohr and NeuBase to consummate the transaction; risks related to the combined company’s ability to correctly manage its operating expenses and its expenses; risks related to the market price of Ohr’s common stock relative to the exchange ratio; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger transaction; combined company’s plans to develop and commercialize its product candidates, including NT0100 and NT0200; the timing of initiation of combined company’s planned clinical trials; the timing of the availability of data from combined company’s clinical trials; the timing of any planned investigational new drug application or new drug application; combined company’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of combined company’s product candidates; combined company’s commercialization, marketing and manufacturing capabilities and strategy; the combined company’s ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all, as well as those risks discussed under the heading “Risk Factors” in Ohr’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and in any subsequent filings with the SEC. Except as otherwise required by law, Ohr disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

NeuBase Investor Contact:

Dan Ferry

Managing Director

LifeSci Advisors, LLC

Daniel@lifesciadvisors.com

OP: (617) 535-7746

NeuBase Media Contact:

Cait Williamson, Ph.D.

LifeSci Public Relations

cait@lifescipublicrelations.com

OP: (646) 751-4366

Ohr Pharmaceutical Contact:

Investor Relations

OP: 212-682-8452

ir@ohrpharmaceutical.com